Exhibit 10.2

FIRST AMENDMENT TO INVESTOR RIGHTS AGREEMENT

This FIRST AMENDMENT TO INVESTOR RIGHTS AGREEMENT (this “Amendment”) is made and entered into effective as of December 22, 2014 by and among among Sentinel RE Investment Holdings LP, a Delaware limited partnership (the “Investor”), Sentio Healthcare Properties, Inc., a corporation organized under the laws of the State of Maryland (the “Company”) and Sentio Healthcare Properties OP, L.P., a Delaware limited partnership (the “Partnership,” and together with the Company, the “Sentio Parties”). Capitalized terms used but not defined herein will have the meanings ascribed to such terms in the Investor Rights Agreement (as defined herein).

WHEREAS, the Sentio Parties and the Investor are party to that certain Securities Purchase Agreement dated as of February 10, 2013 (the “Securities Purchase Agreement”), pursuant to which the Company may issue and sell to the Investor the Series A Preferred Shares and/or the Series C Preferred Shares, and the Partnership may issue and sell to the Investor the Series B Convertible Preferred Units;

WHEREAS, as a condition to the obligations of the Sentio Parties and the Investor under the Securities Purchase Agreement, the Investor and the Sentio Parties executed and delivered the Investor Rights Agreement dated as of February 10, 2013 (the “Investor Rights Agreement”);

WHEREAS, the parties now desire to amend certain rights of the Consenting Holder set forth in the Investor Rights Agreement;

NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I. Agreements.

1. Amendment to Section 3.2. Pursuant to Section 7.7 of the Investor Rights Agreement, the parties hereby agree that Section 3.2(vi) shall be added to the Investor Rights Agreement as follows:

(vi) Notwithstanding Section 3.2(v) of this Agreement, if at any time both (X) the Company wants to initiate a cash-only sale of all or substantially all of the assets of the Company or all of the equity of the Company and (Y) the Company or the Partnership, as applicable, has issued to the Investor $100,000 in aggregate liquidation preference amount of Series C Preferred Shares and $149,900,000 in aggregate liquidation preference amount of Series B Convertible Preferred Units, then the prior approval of the Consenting Holder to the sale under Section 3.2(v) shall not be required and the Company shall not be required to redeem the Series B Convertible Preferred Units and the Series C Preferred Shares to effect the sale without the approval of the Consenting Holder otherwise required by Section 3.2(v).

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3. Limited Effect; No Modifications. This Amendment is effective as of the date first set forth above. The amendments set forth above shall be limited precisely as written and relate solely to the provisions of the Investor Rights Agreement in the manner and to the extent described above. Except as expressly set forth herein, nothing contained in this Amendment will be deemed or construed to amend, supplement or modify the Investor Rights Agreement or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect.

4. Execution in Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be duly executed as of the day and year first above written.

THE COMPANY

Sentio Healthcare Properties, Inc.

By:	/s/ John Mark Ramsey
Name:	John Mark Ramsey
Title:	President and Chief Executive Officer

THE PARTNERSHIP

Sentio Healthcare Properties OP, L.P.

By:	/s/ John Mark Ramsey
Name:	John Mark Ramsey
Title:	President and Chief Executive Officer

[Signature Page to First Amendment to Investor Rights Agreement]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be duly executed as of the day and year first above written.

THE INVESTOR

Sentinel RE Investment Holdings LP

By:	/s/ BillyButcher
Name:	Billy Butcher
Title:	Vice President

[Signature Page to First Amendment to Investor Rights Agreement]

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